EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On November 30, 2018 (the “Closing Date”), Focus Financial Partners Inc. (the “Company”) completed its acquisition of Loring Ward Holdings Inc. (“Loring Ward”) through a merger of a newly-formed, wholly-owned subsidiary of the Company with and into Loring Ward (the “Merger”). Total consideration at the closing of the Merger included the issuance of 3,736,252 shares of the Company’s Class A common stock and cash payments of $95.9 million, which included the repayment of Loring Ward debt and reflected estimated net cash and working capital adjustments. The cash portion of such consideration remains subject to final potential net cash and working capital adjustments, as further described in the Agreement and Plan of Merger, dated as of September 27, 2018. A portion of the purchase price was placed in escrow for the satisfaction of certain indemnification claims and working capital adjustments. Loring Ward’s stockholders are also entitled to additional cash payments totaling $25.0 million (comprised of two installments of $12.5 million due on the six and twelve month anniversaries of the Closing Date). Loring Ward’s stockholders and optionholders are also entitled to two earn-out payments of up to $35.0 million each in respect of each of the two successive three-year periods immediately following the Closing Date; and to the extent the earn-out payments exceed $55.0 million in the aggregate, the excess will be payable as part of the second earn-out payment through the issuance of shares of the Company’s Class A common stock.

The acquisition of Loring Ward was accounted for under the purchase method of accounting in accordance with Accounting Standards Codification Topic 805: Business Combinations (“ASC 805”).  In accordance with ASC 805, the total purchase price was allocated among the net tangible and identifiable intangible assets acquired  in connection with the Merger, based on their fair values as of the Closing Date. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2018 reflects the preliminary allocation of the purchase price to the assets acquired based on their estimated fair values as if the Merger occurred on September 30, 2018.  The preliminary purchase price allocation is subject to change based on the finalization of the allocation of the purchase price, but in no event, later than one year following completion of the Merger.

The unaudited condensed consolidated pro forma financial information is presented in accordance with Article 11 of Regulation S-X.  The unaudited pro forma condensed consolidated balance sheet as of September 30, 2018 gives effect to the acquisition of Loring Ward as if it occurred on September 30, 2018.  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 gives effect to the acquisition of Loring Ward as if it had occurred on January 1, 2017, and the unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2018 gives effect to the acquisition of Loring Ward as if it had occurred on January 1, 2018.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2017 also gives effect to the Company’s initial public offering (“IPO”) and the related reorganization transactions (the “Reorganization Transactions”), and the related amendments to Focus Financial Partners, LLC’s (“Focus LLC”) credit facilities, each of which was completed on July 30, 2018, as if they had occurred on January 1, 2017.  The unaudited pro forma condensed financial information for the nine months ended September 30, 2018 also gives effect to the amendments to Focus LLC’s credit facilities and proforma taxes related to the IPO and Reorganization Transactions as if they had occurred on January 1, 2018.

In accordance with Article 11 of Regulation S-X, the unaudited pro forma condensed consolidated financial information excludes Loring Ward’s discontinued operations.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A.  The unaudited pro forma consolidated financial information does not reflect any synergies that may be achieved from the combination of the entities.

The unaudited condensed consolidated balance sheet as of September 30, 2018 of Loring Ward has been presented in the unaudited pro forma condensed consolidated financial information on an unclassified basis to conform to the Company’s financial statement presentation.

The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not intended to be indicative of the operating results that actually would have occurred if the Merger, IPO, Reorganization Transactions and amendments to Focus LLC’s credit facilities had been consummated on January 1, 2017 or January 1, 2018, as applicable, nor is the data intended to be indicative of future operating results.  The unaudited pro forma condensed consolidated financial information and the accompanying notes thereto for the year ended December 31, 2017 should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2017 and notes thereto of Focus LLC, the Company’s accounting predecessor, included in the Company’s prospectus dated July 25, 2018, as filed with the Securities and Exchange Commission on July 27, 2018. The unaudited pro forma condensed consolidated financial information and the accompanying notes thereto as of and for the period ended September 30, 2018 should be read in conjunction with the Company’s unaudited condensed consolidated financial statements as of and for the period ended September 30, 2018 included in the Company’s Form 10-Q for the quarter ended September 30, 2018.

Loring Ward’s audited consolidated financial statements as of and for the year ended December 31, 2017 and related notes thereto and Loring Ward’s unaudited condensed consolidated financial statements as of and for the periods ended September 30, 2018 and 2017 and related notes thereto are attached as Exhibit 99.1 to this Form 8-K/A.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2017

(dollars in thousands, except per share data)

	Focus Financial Partners, LLC Historical	Pro Forma Adjustments (IPO and Reorganization Transactions)	Pro Forma Adjustments Note	Focus Financial Partners Inc. Pro Forma	Loring Ward Holdings Inc. and subsidiaries	Pro Forma Adjustments (Acquisition of Loring Ward)	Pro Forma Adjustments Note	Focus Financial Partners Inc. Combined Pro Forma
REVENUES:
Wealth management fees	$617,124	$—		$617,124	$45,310	$—		$662,434
Service and administrative fees					15,674	(15,674)	(f)
Brokerage commissions					275	(275)	(f)
Change in unrealized gain on investments in mutual funds					47	(47)	(f)
Other	45,763			45,763		15,996	(f)	61,759
Total revenues	662,887			662,887	61,306			724,193
OPERATING EXPENSES:
Compensation and related expenses	265,555	25,312	(a)	290,867	22,232	(2,150)	(g)	310,949
Management fees	163,617			163,617		4,420	(g)	168,037
Selling, general and administrative	134,615			134,615	21,286	1,752	(h)	157,653
Intangible amortization	64,367			64,367	53	776	(i)	65,196
Non-cash changes in fair value of estimated contingent consideration	22,294			22,294				22,294
Depreciation and other amortization	6,686			6,686	1,154			7,840
Total operating expenses	657,134	25,312		682,446	44,725	4,798		731,969
INCOME (LOSS) FROM OPERATIONS	5,753	(25,312)		(19,559)	16,581	(4,798)		(7,776)
OTHER INCOME (EXPENSE):
Interest and dividend income	222			222	108			330
Interest expense	(41,861)	12,048	(b)	(29,813)	(2,406)	2,406	(j)	(29,813)
Capital gains					414	(414)	(f)
Amortization of debt financing costs	(4,084)	(23)	(b)	(4,107)				(4,107)
Loss on extinguishment of borrowings	(8,106)	(7,060)	(b)	(15,166)				(15,166)
Other (expense) income—net	(3,191)			(3,191)		414	(f)	(2,777)
Income from equity method investments	1,407			1,407				1,407
Total other expense—net	(55,613)	4,965		(50,648)	(1,884)	2,406		(50,126)
INCOME(LOSS) BEFORE INCOME TAX	(49,860)	(20,347)		(70,207)	14,697	(2,392)		(57,902)
INCOME TAX EXPENSE (BENEFIT)	(1,501)	20	(c)	(1,481)	6,265	(2,710)	(c)(k)	2,074
Net income (loss)	$(48,359)	$(20,367)		(68,726)	8,432	318		(59,976)
Net (income) loss attributable to non-controlling interests		27,137	(d)	27,137		(6,114)	(d)	21,023
NET LOSS ATTRIBUTABLE TO FOCUS FINANCIAL PARTNERS INC.				$(41,589)	$8,432	$(5,796)		$(38,953)
Net loss per share of Class A common stock:
Basic			(e)	$(0.98)			(e)	$(0.84)
Diluted			(e)	$(0.98)			(e)	$(0.84)
Weighted average shares of Class A common stock outstanding:
Basic			(e)	42,529,651			(e)	46,265,903
Diluted			(e)	42,529,651			(e)	46,265,903

Notes to the Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Year Ended December 31, 2017

(dollars in thousands, except per share data)

(a)              Reflects additional compensation expense related to the vesting and exchange of certain incentive units that occurred in connection with the Reorganization Transactions and additional compensation expense related to cash payments and the issuance of stock options to unitholders in connection with the IPO.

(b)             Reflects adjustments to interest expense and loss on extinguishment of borrowings related to the reduction of indebtedness under Focus LLC’s credit facilities, reduction in the assumed interest rate to 4.75%, the increase in Focus LLC’s first lien revolving credit facility and amortization of debt financing costs, in connection with the amendment to Focus LLC’s credit facilities (as if these transactions had been completed as of July 3, 2017 the date the credit facilities were put in place).

(c)              Reflects the impact of U.S. federal, state, local and foreign income taxes on the income of the Company. The pro forma effective income tax rate is estimated to be approximately 40.0% and was determined by combining the projected U.S. federal, state, local and foreign income taxes.

As a flow through entity, Focus LLC is generally not and has not been subject to U.S. federal and certain state income taxes at the entity level, although it has been subject to the New York City Unincorporated Business Tax. Instead, for U.S. federal and certain state income tax purposes, taxable income was and is passed through to its unitholders, which after the Reorganization Transactions, includes the Company. The Company is subject to U.S. federal and certain state income taxes applicable to corporations. The provision for income taxes differs from the amount of income tax computed by applying the applicable U.S. federal income tax statutory rate to loss before provision for income taxes as follows:

	For the Year Ended December 31, 2017
	(dollars in thousands)
U.S. federal statutory rate	$(20,266)	35.0%
State and local income taxes, net of U.S. federal	(1,452)	2.5%
Permanent items and other	15,498	(26.8)%
Rate benefit from the flow through entity(1)	8,294	(14.3)%
Provision for income taxes(2)	2,074	(3.6)%

(1)                                        Rate benefit from the flow through entity is calculated principally by multiplying the consolidated pro forma income (loss) before tax by the percentage of non-controlling interests represented by the common units and incentive units, after taking into account the hurdle, of Focus LLC held by the continuing owners of Focus LLC following the IPO (the “continuing owners”) and the U.S. federal statutory rate. The pro forma income (loss) before tax attributable to the non-controlling interests would be subject to New York City Unincorporated Business tax at the consolidated level at a statutory rate of 4.0%. The U.S. federal and state income taxes on the earnings attributable to the common units and incentive units held by the continuing owners is payable directly by the continuing owners.

(2)                                        The pro forma provision for income taxes excludes the impact of the remeasurement of pro forma deferred tax assets resulting from the reduction in the highest U.S. federal corporate income tax rate from 35% to 21% as enacted by the 2017 Tax Cuts and Job Act (the “Tax Act”). A related adjustment to the Tax Receivable Agreements obligation has also been excluded from the pro forma statement of operations. In addition, the impact of the previously recorded benefit of $2,653 relating to the remeasurement of deferred tax assets and liabilities of Focus LLC for the year ended December 31, 2017 because of the Tax Act has also been removed from the pro forma provision for income taxes. The impact of the remeasurement of pro forma deferred tax assets would have been an expense of approximately $34,737. The impact of the remeasurement of the pro forma liability for the Tax Receivable Agreements would have been a benefit of approximately $18,853 to other income.

The table above includes certain book to tax differences such as non-deductible meals and entertainment, non-cash equity compensation expense, and intangible acquisition expenses which represent permanent differences. These differences are recognized at the level of the flow through entity, Focus LLC, and indirectly impact the Company by increasing the effective income tax rate.

(d)             Represents the non-controlling interest allocation of 40.8% of the net loss of the Company to the continuing owners. The percentage is based on the common units and incentive units of Focus LLC outstanding after the IPO.

After IPO
(dollars in thousands)
Vested common units held by continuing owners	22,499,665
Common unit equivalents of vested and unvested incentive units held by continuing owners(1)	6,814,600
Total common units and common unit equivalents attributable to non-controlling interest	29,314,265
Total common units and common unit equivalents of incentive units outstanding	71,843,916
Non-controlling interest allocation	40.8%
Loss before provision for income taxes	(65,360)
Non-controlling interest allocation	40.8%
Loss before provision for income taxes attributable to non-controlling interest	(26,667)
Non-controlling portion of provision for income taxes(2)	470
Net loss attributable to non-controlling interests	$(27,137)

Represents the non-controlling interest allocation of 38.8% of the net loss of the Company to the continuing owners after the Merger resulting in an adjustment of $6,114 to non controlling interest.

After Merger
(dollars in thousands)
Vested common units held by continuing owners	22,499,665
Common unit equivalents of vested and unvested incentive units held by continuing owners(1)	6,814,600
Total common units and common unit equivalents attributable to non-controlling interest	29,314,265
Total common units and common unit equivalents of incentive units outstanding	75,580,168
Non-controlling interest allocation	38.8%
Loss before provision for income taxes	(53,031)
Non-controlling interest allocation	38.8%
Loss before provision for income taxes attributable to non-controlling interest	(20,576)
Non-controlling portion of provision for income taxes(3)	447
Net loss attributable to non-controlling interests	$(21,023)

(1)                                     On a common unit equivalent basis using the IPO price.

(2)                                     The non-controlling portion of provision for income taxes of  $470 for the year ended December 31, 2017 at IPO is calculated by multiplying the pro forma provision for income taxes for Focus LLC of $1,152 by the non-controlling interest allocation percentage of  40.8%.

(3)                                     The non-controlling portion of provision for income taxes of $447 for the year ended December 31, 2017 after the Merger is calculated by multiplying the pro forma provision for income taxes for Focus LLC of  $1,152 by the non-controlling interest allocation percentage of 38.8%.

(e)              The pro forma basic and diluted net loss per share of Class A common stock is calculated as follows:

After IPO:

	Basic	Diluted
	(dollars in thousands, except per share data)
Pro forma net loss attributable to the Company	$(41,589)	$(41,589)
Weighted average shares of Class A common stock outstanding(1)(2)(3)	42,529,651	42,529,651
Pro forma net loss per share of Class A common stock	$(0.98)	$(0.98)

After Merger:

	Basic	Diluted
	(dollars in thousands, except per share data)
Pro forma net loss attributable to the Company	$(38,953)	$(38,953)
Weighted average shares of Class A common stock outstanding(1)(2)(3)(4)	46,265,903	46,265,903
Pro forma net loss per share of Class A common stock	$(0.84)	$(0.84)

(1)                                     Shares of Class B common stock do not share in the earnings of the Company and are therefore not included in the weighted average shares outstanding or net loss per share. Furthermore, no pro forma effect was given to the future potential exchanges of  vested common units and common units issuable upon conversion of vested and unvested incentive units held by the continuing owners.

(2)                                     Compensatory and non-compensatory stock are anti-dilutive and are therefore not included in the weighted average shares.

(3)                                     Basic and diluted net loss per share includes 178,608 shares related to unvested Class A common stock.

(4)                                     Includes 3,736,252 shares of Class A common stock issued as consideration in the Merger

(f)               Reclassification to conform to the Company’s presentation.

(g)              To record management fees pursuant to the amended management agreement entered into with certain selling principals of Loring Ward and adjust the principals’ historical compensation.

(h)             To record transaction expenses, prepaid insurance and insurance expense related to the Merger.

(i)               To record additional amortization expense related to the intangibles acquired in connection with the Merger and to eliminate Loring Ward’s historical amortization expense.

(j)               To eliminate Loring Ward’s interest expense, as the outstanding debt of Loring Ward was repaid at the closing of the Merger.

(k)             To record additional tax expense and deferred taxes resulting from the Merger.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

as of September 30, 2018

(dollars in thousands, except per share data)

	Focus Financial Partners Inc. Historical	Pro Forma Adjustments (IPO and Reorganization Transactions)	Pro Forma Adjustments Note	Focus Financial Partners Inc. Pro forma	Loring Ward Holdings Inc. and subsidiaries	Pro Forma Adjustments (Acquisition of Loring Ward)	Pro Forma Adjustments Note	Focus Financial Partners Inc. Pro Forma Combined
ASSETS
Cash and cash equivalents	$98,378	$16,560	(a)(b)	$114,938	$7,494	$(96,860)	(c)(f)(g)(i)(j)	$25,572
Accounts receivable—net	101,570			101,570	3,779	(175)	(d)	105,174
Prepaid expenses and other assets	70,127			70,127	960	1,974	(g)(j)	73,061
Fixed assets—net	22,407			22,407	1,740			24,147
Debt financing costs—net	13,014	(222)	(a)	12,792				12,792
Deferred tax asset—net	70,232			70,232	737	(15,209)	(j)	55,760
Goodwill	693,160			693,160		154,758	(c)(j)	847,918
Other intangible assets—net	672,060			672,060	260	102,418	(c)(d)(h)	774,738
Notes receivable					5,104	(5,104)	(d)
TOTAL ASSETS	$1,740,948	$16,338		$1,757,286	$20,074	$141,802		$1,919,162
LIABILITIES AND SHAREHOLDER’S EQUITY:
LIABILITIES:
Accounts payable	$8,621	$—		$8,621	$5,777	$—		$14,398
Accrued expenses	48,588			48,588				48,588
Due to affiliates	40,537			40,537				40,537
Deferred revenue	7,811			7,811				7,811
Other liabilities	148,929			148,929		33,820	(c)	182,749
Deferred rent					2,388	(2,388)	(d)
Borrowings under credit facilities	798,481	(196)	(a)	798,285				798,285
Tax receivable agreements obligations	39,156			39,156				39,156
Notes payable					44,000	(44,000)	(d)
TOTAL LIABILITIES	1,092,123	(196)		1,091,927	52,165	(12,568)		1,131,524

SHAREHOLDER’S EQUITY:
Class A Common stock, par value $0.01, 500,000,000 shares authorized; 42,529,651 shares issued and outstanding at September 30, 2018; 46,265,903 shares issued and outstanding, as adjusted	425			425		37	(c)	462
Class B Common stock, par value $0.01, 500,000,000 shares authorized; 22,823,272 shares issued and outstanding at September 30, 2018; 22,823,272 shares issued and outstanding, as adjusted	228			228				228
Common stock					9	(9)	(d)
Additional paid-in capital	389,830			389,830	1,330	135,683	(c)(d)(j)	526,843
Treasury stock					(1,726)	1,726	(d)
Accumulated deficit	(10,198)	9,594		(604)	(31,704)	27,469	(d)(j)	(4,839)
Accumulated other comprehensive loss	(245)			(245)				(245)
TOTAL SHAREHOLDER’S EQUITY	380,040	9,594		389,634	(32,091)	164,906		522,449
Non-controlling interests	268,785	6,940	(k)	275,725		(10,536)	(k)	265,189
TOTAL EQUITY (DEFICIT)	648,825	16,534		665,359	(32,091)	154,370		787,638
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$1,740,948	$16,338		$1,757,286	$20,074	$141,802		$1,919,162

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the Nine Months Ended September 30, 2018

(dollars in thousands, except per share data)

	Focus Financial Partners Inc. Historical	Pro Forma Adjustments (IPO and Reorganization Transactions)	Pro Forma Adjustments Note	Focus Financial Partners Inc. Pro Forma	Loring Ward Holdings Inc. and subsidiaries	Pro Forma Adjustments (Acquisition of Loring Ward)	Pro Forma Adjustments Note	Focus Financial Partners Inc. Pro Forma Combined
REVENUES:
Wealth management fees	$620,886	$—		$620,886	$35,349	$—		$656,235
Service and administration fees					8,923	(8,923)	(e)
Brokerage commissions					15	(15)	(e)
Other	42,479			42,479		8,938	(e)	51,417
Total revenues	663,365	—		663,365	44,287	—		707,652
OPERATING EXPENSES:
Compensation and related expenses	262,004			262,004	18,381	(1,654)	(f)	278,731
Management fees	169,346			169,346		3,315	(f)	172,661
Selling, general and administrative	121,612			121,612	15,011	1,739	(g)	138,362
Intangible amortization	65,400			65,400	40	622	(h)	66,062
Non-cash changes in fair value of estimated contingent consideration	28,879			28,879				28,879
Depreciation and other amortization	6,121			6,121	902			7,023
Total operating expenses	653,362			653,362	34,334	4,022		691,718
INCOME (LOSS) FROM OPERATIONS	10,003			10,003	9,953	(4,022)		15,934
OTHER INCOME (EXPENSE):
Interest and dividend income	809			809	145			954
Interest expense	(45,480)	16,016	(a)	(29,464)	(1,554)	1,554	(i)	(29,464)
Capital gains					9	(9)	(e)
Amortization of debt financing costs	(2,716)	(26)	(a)	(2,742)				(2,742)
Gain on sale of investment	5,509			5,509				5,509
Loss on extinguishment of borrowings	(21,071)			(21,071)				(21,071)
Other (expense) income—net	(229)			(229)		9	(e)	(220)
Income from equity method investments	208			208				208
Total other expense—net	(62,970)	15,990		(46,980)	(1,400)	1,554		(46,826)
INCOME (LOSS) BEFORE INCOME TAX	(52,967)	15,990		(36,977)	8,553	(2,468)		(30,892)
INCOME TAX EXPENSE (BENEFIT)	5,667	(544)	(b)	5,123	2,350	(1,122)	(j)	6,351
Net income (loss)	(58,634)	16,534		(42,100)	6,203	(1,346)		(37,243)
Net (income) loss attributable to non-controlling interests	48,436	(6,940)	(k)	41,496		(2,517)	(k)	38,979
NET INCOME (LOSS) ATTRIBUTABLE TO FOCUS FINANCIAL PARTNERS INC.	$(10,198)	$9,594		$(604)	$6,203	$(3,863)		$1,736
Net income (loss) per share of Class A common stock:
Basic	$(0.24)							$0.04
Diluted	$(0.24)							$0.04
Weighted average shares of Class A common stock outstanding:
Basic	42,351,043					3,736,252	(l)	46,087,295
Diluted	42,351,043					3,866,663	(l)	46,217,706

Notes to the Unaudited Pro Forma Condensed Consolidated Balance Sheet and Statement of Operations

as of and for the Nine Months Ended September 30, 2018

(a)       Reflects adjustments to interest expense related to the reduction of indebtedness under Focus LLC’s credit facilities, reduction in the assumed interest rate to 4.75%, the increase in Focus LLC’s first lien revolving credit facility and amortization of debt financing costs in connection with the amendment to Focus LLC’s credit facilities in connection with the IPO and Reorganization Transactions.

(b)       To record an income tax benefit related to the IPO and Reorganization Transactions adjustments in (a) and an adjustment to reflect the impact to income tax benefit giving effect to the IPO and Reorganization Transactions as if they occurred on January 1, 2018.

(c)       Represents the preliminary purchase price allocation including deferred taxes related to the Merger.

Consideration:
Cash due at closing	$95,855
Cash due subsequent to closing at net present value and estimated working capital adjustment	24,609
Fair market value of Class A common stock issued	112,461
Fair market value of estimated contingent consideration	6,000
Total consideration	$238,925
Allocation of purchase price:
Total tangible assets	$17,746
Total liabilities assumed	(36,879)
Customer relationships	95,600
Management contract	7,700
Goodwill	154,758
Total allocated consideration	$238,925

(d)       Represents adjustments to eliminate assets and liabilities not acquired or assumed in the Merger and to eliminate Loring Ward’s equity.

(e)       Reclassifications to conform to the Company’s presentation.

(f)        To record management fees pursuant to the amended management agreement entered into with certain selling principals of Loring Ward and adjust the principals’ historical compensation.

(g)       To record transaction expenses, prepaid insurance and insurance expense related to the Merger.

(h)       To record additional amortization expense related to the intangibles acquired in connection with the Merger and to eliminate Loring Ward’s historical amortization expense.

(i)        To eliminate Loring Ward’s interest expense, as the outstanding debt of Loring Ward was repaid at the closing of the Merger.

(j)        To record additional tax expense and deferred taxes resulting from the Merger. Deferred tax liabilities of approximately $27,891 were recorded as an increase to goodwill in connection with the Merger.

(k)       To adjust non-controlling interest for the effect of the proforma adjustments related to the IPO and Reorganization Transactions and the 3,736,252 shares of Class A common stock issued in connection with the Merger and related issuance of Focus LLC units and the effect of the proforma adjustments related to the Merger.

(l)        To adjust weighted average shares of Class A common stock outstanding- Basic for 3,736,252 shares of Class A common stock issued in connection with the Merger. To adjust weighted average shares of Class A common stock outstanding Diluted for 3,736,252 shares of Class A common stock issued in connection with the Merger, and incremental shares of 89,378 related to stock options and incremental shares of 41,033 related to unvested Class A Common Stock, the effect of which is dilutive.